UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

International Packaging and Logistics Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-21384	13-3367421
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7700 Irvine Center Drive, Suite 870, Irvine, California		92608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 861-3560

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

-	our failure to implement our business plan within the time period we originally planned to accomplish; and
-	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

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Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on May 15, 2016, International Packaging and Logistics Group, Inc. (“IPLO” or “Company”), and Xiuhua Song (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which IPLO (the “Seller”) will sell to the Purchaser, and the Purchaser will purchase from the Seller, an aggregate of 3,915,000 newly issued shares of IPLO Common Stock (the “Shares”), which Shares represent 87% of the issued and outstanding shares of Common Stock. On July 1, 2016, we completed this transaction

On July 1, 2016, International Packaging and Logistics Group, Inc. (the “Registrant” or “IPLO”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Yibaoccyb Limited, a British Virgin Islands limited liability company (“Yibaoccyb”), and the stockholders of 51% of Yibaoccyb’s common stock (the “Yibaoccyb Shareholders”), on the one hand, and the Registrant, on the other hand. A copy of the Exchange Agreement is included as Exhibit 2.1 and filed with this current report on Form 8-K.

Yibaoccyb owns 100% of YibaoConfucian Co., Ltd. (“YibaoHK”), a Hong Kong company. YibaoHK owns or will own 100% of Shenzhen Confucian Biologics Co. Ltd. (“Yibao WOFE”), which is a wholly foreign-owned enterprise (“WFOE”) under the laws of the Peoples’ Republic of China (“PRC” or “China”). Yibao WOFE is expected to enter into a series of contractual arrangements with Shandong Confucian Biologics Co., Ltd. (“Shandong Confucian Biologics”) which is a limited liability company headquartered in, and organized under the laws of, the PRC. The contractual arrangements are discussed below in Item 2.01 under the section titled “Description of Business”. Throughout this Form 8-K, Yibaoccyb, Yibao WOFE and Shandong Confucian Biologics are sometimes collectively referred to as the “Yibao Group.”

At the closing of this transaction (the “Closing”), which is expected to occur upon the completion of the audit of Shandong Confucian Biologics (the “Closing Date”), the Registrant is expected to issue 2,040,000 shares of the Registrant’s common stock (the “IPLO Shares”) to the Yibaoccyb Shareholders in exchange for 51% of the common stock of Yibaoccyb (the “Exchange Agreement”).

On July 1, 2016, Standard Resources Ltd. (“Standard”) previously IPLO’s Majority Stockholder, and IPLO entered into a share purchase agreement (“H&H Vend Out”) whereby Standard will cancel 3,915,000 shares of IPLO common stock held by it in exchange for all of the outstanding shares of H&H Glass, Inc. (“H&H Glass”) The H&H Vend Out is expected to occur subsequent to the Closing Date. The description of other material terms and conditions of the Exchange Agreement and the Financing are set forth below under Item 2.01 and such description is incorporated herein by reference. A copy of the H&H Vend Out is included as Exhibit 10.2 and filed with this current report on Form 8-K.

Item 2.01 Acquisition or Disposition of Assets

On the Closing Date, we expect to consummate the Purchase Agreement, referenced in Item 1.01 of this Form 8-K. As a result, we will acquire 51% of the capital stock of Yibaoccyb and, consequently, control of the business and operations of the Yibao Group. Prior to the Share Exchange Transaction, through our subsidiary H&H Glass, we were a glass importer that supplies custom products such as perfume bottles and food condiment bottles, plus provides complementary services such as container design and mold making. H&H Glass imports glass containers from Asia and distributes to North America. H&H Glass acquires its products mainly from one supplier in China and Taiwan and sells its products through several distributors in the United States and Canada who service small to medium sized customers. H&H imports in excess of 1,000 shipping containers of glass a year. Depending on the size of the product, a container can contain anywhere from 3,000 to 300,000 pieces.

From and after the Closing Date of the Exchange Agreement, our primary operations will consist of the business and operations of the Yibao Group, which are conducted by Shandong Confucian Biologics in China. Therefore, we are disclosing information about the Yibao Group’s business, financial condition, and management in this Form 8-K.

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The parties’ completion of the transactions contemplated under the Exchange Agreement is subject to the satisfaction of certain contingencies, including the Purchase Agreement and the H&H Vend Out. Most importantly the completion of the audit of Shandong Confucian Biologics.

Our board of directors (the “Board”) and IPLO’s Majority Stockholder, as well as the directors and the shareholders of Yibaoccyb, have each approved the Purchase Agreement, Exchange Agreement and H&H Vend Out, including the transactions contemplated thereunder. Following the Closing Date, Yibaoccyb is expected to become a 51% owned subsidiary.

DESCRIPTION OF BUSINESS

INTERNATIONAL PACKAGING AND LOGISTICS, INC. (“IPLO”)

IPLO was originally incorporated as Interactive Medical Technologies, Ltd., on June 2, 1986 in the state of Nevada. On April 17, 2008, IPL Group converted from a Nevada corporation to a Nevada Corporation.

Effective February 3, 1998, Interactive Medical Technologies, Ltd., changed its name to Kaire Holdings Incorporated, and effective May 28, 2008 its name changed from Kaire Holdings Incorporated to International Packaging and Logistics Group, Inc.

On July 2, 2007, IPLO through its wholly-owned subsidiary, YesRx.com (“YesRx”) acquired all the outstanding shares of H&H Glass. H&H Glass is a glass importer that supplies custom products such as perfume bottles and food condiment bottles, plus provides complementary services such as container design and mold making. H&H Glass imports glass containers from Asia and distributes to North America. H&H Glass acquires its products mainly from 3 to 5 suppliers in China and Taiwan and sells its products through several distributors in the United States and Canada who service small to medium sized customers. H&H imports in excess of 1,000 shipping containers of glass a year. Depending on the size of the product, a container can contain anywhere from 3,000 to 300,000 pieces.

After evaluation of various alternatives by our Board and management, our Board approved and we entered into the Exchange Agreement with Yibaoccyb and the Yibaoccyb Shareholders on July 1, 2016. From and after the Closing Date, Yibaoccyb will become a 51% owned subsidiary.

YIBAOCCYB LIMITED (“Yibaoccyb”)

Yibaoccyb is a limited liability company incorporated under the laws of the British Virgin Islands on May 30, 2016, which was formed by the owners of the Shandong Confucian Biologics. At the Closing of the Share Exchange Transaction, Yibaoccyb will become a 51% owned subsidiary of IPLO. Yibaoccyb, in turn, is the sole owner of YibaoHK. YibaoHK, in turn, is the sole owner of Yibao WOFE, which is expected to enter into a series of contractual arrangements with the Shandong Confucian Biologics. Other than all of the issued and outstanding shares of YibaoHK, Yibaoccyb has no other assets or operations.

YIBAOCONFUCIAN CO. LTD. (“YibaoHK”)

YibaoHK is a limited liability company incorporated under the laws of the Hong Kong on June 15, 2016, which was formed by Yibaoccyb, a British Virgin Island. YibaoHK will own 100% of Shenzhen Confucian Biologics Co. Ltd.

SHENZHEN CONFUCIAN BIOLOGICS CO. LTD. (Yibao WOFE”)

Yibao WOFE, a wholly foreign owned enterprise under the laws of the PRC is in the process of being established.. All of the issued and outstanding shares of Yibao WOFE will be held by YibaoHK. The principal purpose of Yibao WOFE will be to manage, hold and own rights in the business of Shandong Confucian Biologics and other potential PRC businesses. Other than management contracts with the aforementioned companies and related activities, Yibao WOFE is expected to have no other separate operations of its own.

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PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our businesses in China through Shandong Confucian which is a limited liability company headquartered in China and organized under the laws of China. Shandong Confucian Biologics has the licenses and approvals necessary to operate our businesses in China. We have contractual arrangements with the Shandong Confucian Biologics and their respective shareholders pursuant to which we provide these companies with technology consulting and other general business operation services. Through these contractual arrangements, we also have the ability to substantially influence these companies’ daily operations and financial affairs, appoint their senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable us to control Shandong Confucian Biologics, we are considered the primary beneficiary of the Shandong Confucian Biologics. Accordingly, we consolidate the results, assets and liabilities of the Shandong Confucian Biologics in our financial statements.

The following chart summarizes our expected organizational and ownership structure upon the Closing Date:

SHANDONG CONFUCIAN BIOLOGICS CO. LTD. (“Shandong Confucian Biologics”)

History

ShanDong Confucian Biologics Co. Ltd. (the “Confusion Biologics” or “Company”), was founded under the laws of the People's Republic of China on October 31, 2012. The Company is located in Food Industrial Park inside the economic development Zone of JinXiang County, Ji’ning City in the province of Shan Dong in China. The Company is a limited liability company.

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Overview

Confusion Biologics is a manufacture and research based bio-science company. It has large capacity in manufacturing tablets, granule, oral liquid, powders, soft gels and capsules products. The Company distributes its products through its own network and white label products. It also has access to a member-based distribution system owned by its affiliated company.

The Company possesses manufacturing permits for food product, hygienic products, sanitary products, and health products. The Company's main business scope include technology study and transfer of Chondroitin and Garlic Oil; trading, cold storage, and pretreating of Garlic, fruit, and vegetables products; trading of Chemical products (excluding hazardous chemicals); Import and export of goods and technology (excluding those restricted by government); the manufacturing and sale of health products including powder, granules, tablets, hard capsule, soft capsule products.

Ownership

During the phase of incorporation, Qingbao Kong accounted for 51% of the initial equity, Xiuhua Song accounted for 49%.

In 2013 , Xiuhua Song transferred all of the 49% of equity to WenXiu Song.

In March 2016, Qingbao Kong transferred all of his 51% of equity to Hengchun Zhang.

As of today, the company’s equity is owned 51% by Hengchun Zhang, 49% by Wenxiu Song

Product Overview

The company’s main products can be divided into two groups, one is health food products and the other is hygienic products

Health Food Products

The health food product line includes the following products:

  Phytocholesterol tabletting candy,

Phytosterol has strong anti-inflammatory effects to the human body, which can inhibit the absorption of cholesterol for human and  biochemical synthesis of cholesterol. Promote the degradation and metabolism of cholesterol. Phytosterol can be used for prevention & therapy of coronary atherosclerosis heart disease. In treating ulcers, skin squamous carcinoma and cervical cancer has obvious curative effect. Can promote wound healing, make muscle proliferation, enhance capillary circulation; also can be used as blocking agent of formation of gallstones.

  Polydextrose tabletting candy,

Regulating blood lipid, reduce fat accumulation preventing the fat.

  Dunaliella salina Haematococcus pluvialis tabletting candy,

Replenishing the body's astaxanthin, Natural carotene and variety of minerals, have a great effect of antioxidant activity, protect skin, protect vision and improve immunity.

  Dunaliella salina Gum Base Candy,

Dunaliella salina is rich in antioxidant needed by the human body health, resistance to radiation and enhance human immunity of natural carotenoids and 70 kinds of minerals and trace elements.

  Haematococcus pluvialis Gum Candy,

The main components of Haematococcus Pluvialis is astaxanthin. It has six anti-aging effect: can be Anti-aging and protect the skin; Protect the eye health; helps to support the cardiovascular system, maintain a healthy joints and connective tissue; increases strength and endurance.

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  Fish Oil Gum Candy,

Adjusting blood liquid, prevent blood clots, cerebral thrombosis, cerebral hemorrhage and stroke; prevent arthritis and alzheimer's disease,  improve the memory and vision, control presbyopia.

  Earthworm Protein tabletting Candy,

Improve blood circulation, inhibiting platelet aggregation, reduce glucose concentrations, prevent blood clots, has the very good control efficiency for coronary heart disease, arteriosclerosis, and other  hematologic disorders.

  Collagen Protein tabletting candy,

It is rich in glycine, proline hydroxyproline and other amino acid needed for human body. Have a good health care effect for skin, hair, bones and muscles.

  Krill Oil Gum candy,

It is rich in EPA and DHA. Enhancing health effects, including cardiovascular, nerve, bones, joints, vision, skin care, etc.

  Phosphatidylserine tabletting candy,

Improve the function of brain; help to repair the injure of brain; promote the recovery of brainfag; protect central nervous system. Used for auxiliary treatment dementia and agedness memory loss.

  Milk Powder tabletting Candy.

Milk tablet is kind of leisure food. Supplement of the nutrition of human needed in pecific environment.

Hygienic Products

The hygienic product line include the following products:

  Gel for women,

Anti-bacteria product. Auxiliary treatment bacterial, mould sex vaginitis.

  Skin comfortable liquid

Anti-bacteria product. Used for sterilization, antibacterial of skin. Inhibit the bromhidrosis and relief beriberi itch

Shandong Confucian Biologics owns 100,000 stage purification workshops, advanced production lines and manufacturing equipment. The Company has a higher capacity for OEM processing of tablets, hard capsules, soft capsules, oral liquid, granules, and powders.

Plan

By following the company motto of "being passionate for health industry, bringing together the world's resources, focusing on consumer demand, creating a “win-win situation", the Company is eager to develop businesses in the international health and pharmaceutical market.

The company’s near term goal is to reach breakeven within a 6 month period time. In order to reach such goal, the Company is increasing its sales and production volume through arrangements and networking with its existing customers and its affiliated companies. Additionally, it plans to increase the size of its sales department to develop new customers.

The company’s ultimate goal is to make the business profitable and competitive in the international health and pharmaceutical market. To achieve such goal, the Company needs to cooperate with other businesses having capital, market, technology, or products, recruit sufficient workforce and various talents to serve the company, and actively develop new technology and new product through research and development,.

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Market Overview

Domestic Markets

Through member based distribution network, the Company has access to the major markets in Jining City area and most other cities in the Shandong province.

International Market

The current market shows an interest in Chinese herb medicine. For instance, European and US companies in the food industry use advanced technology to extract Ginkgo biloba, then add it in gum, chocolate, and other health food. The Company focuses on product diversification and innovation, it plans to sell its produces in well-known retail stores in Europe and US, such as Walmart.

Market Opportunity

Consumers are increasingly concerned about their own health. The spending on health related products has increased year by year, and the demand for nutrition and health food is high. According to the international standard classification, medicine and health care is one of the world's fastest growing trade in five industries, the Sales of health food currently experiences rapid annual growth.

In China, the health products market is expanding along with the growth of economy, and acceleration of aged population. If people used to see health products as optional, now they become necessities of daily life. The 60 year and older group is over is expected to keep growing fast. The elderly group tends to draw attention to nutrition and health product, which will boost the development of the health market. In addition, young people are bringing to pay more attention to their heath, and health food and products are the new powerful impetus. Therefore, the company finds itself sitting in a market with huge demands.

Competition

At present, the Chinese health food manufacturers mainly concentrated in Shandong, Jiangsu, Zhejiang, Anhui, Ningxia and a few other regions. Although in recent years, the health and production conditions of the eastern coastal areas has been improved to some extent, overall, China’s nutrition and health food businesses are small scaled, using outdated technology, and lack brand recognition, especially some businesses from inland provinces.

Intellectual Property

Shandong Confucian Biologics is actively planning in research and development activities and its goal is to have its own patents for the products it owns.

Government Regulation

The great social demand of nutrition and health care products has led to the governmental policy support. In December 2011, the Nutrient agency released “125 Development Plan for Food Industry”, in which nutrition and health care products manufacturing was first listed as the most important development within the industry. In addition, “the opinions of State Council on Promoting Health Development of Service Industry” published in 2013, “Notice on Promoting Health and Pension Services” published in 2014, and “Chinese Food and Nutrition Development Program” published in 2014 all had positive effects on the development of health products industry.

Employees

Shandong Confucian Biologics currently has 38 full time employees, including 2 management employees, 7 office employees handling finance and administrative functions, 4 scientific researchers and technicians; and 25 production workers

Property

Shandong Confucian Biologics is located in Food Industrial Park inside the economic development Zone of JinXiang County, Ji’ning City in the province of Shan Dong in China. It has a land us right until 2065 which costs approximately $1,861,216. It has nearly 30,000 square meters standardized plant, excellent production environment, advanced technology resources. In addition, the Company has sufficient domestic first-class production equipment, including: high-speed grinder, vibration sieve, granulating equipment, drying equipment, three-dimensional movement mixer, automatic capsule filling machine, screw-type tableting machine, the existing soft capsules pellets machines, plastic packaging machines, bottling lines, and automatic aluminum foil sealing machine.

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Litigation

There are potential known litigation.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Industry

Our businesses are subject to fluctuations in operating results due to general economic conditions, specific economic conditions in the industries in which it operates and other external forces.

Our businesses and operations could be affected by the following, among other factors:

–	changes in general economic conditions and specific conditions in industries in which our businesses operate that can result in the deferral or reduction of purchases by end-use customers;

–	the effects of terrorist activity and international conflicts, which could lead to business interruptions;

–	the size, timing and cancellation of significant orders, which can be non-recurring;

–	market acceptance of new products and product enhancements;

–	announcements, introductions and transitions of new products by us or our competitors;

–	deferrals of customer orders in anticipation of new products or product enhancements introduced by us or our competitors;

–	changes in pricing in response to competitive pricing actions;

–	supply constraints;

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–	the level of expenditures on research and development and sales and marketing programs;

–	our ability to achieve targeted cost reductions;

–	rising interest rates; and

–	excess facilities.

The loss of Shandong Confucian Biologics as our operating business would have a material adverse effect on our business and the price of our common stock.

We have no equity ownership interest in Shandong Confucian Biologics. Our ability to control Shandong Confucian Biologics and consolidate its financial results is through a series of contractual agreements between it and Yibao WOFE. Management of Shandong Confucian Biologics is affiliates of us and the stockholders of Shandong Confucian Biologics are also our stockholders. Thus the VIE Agreements were not entered into as a result of arms’ length negotiations because the parties to the agreement are under common control. Ms. Song, our CEO and Chairman has control over of the shares of Shandong Confucian Biologics and of our common stock.  The VIE Agreements may be terminated upon the termination of the business of Shandong Confucian Biologics. Any other termination would be a breach of the agreement. While the Company believes that the VIE Agreements are legal and enforceable under PRC law, these affiliates control the parties to the VIE Agreements and it could be possible for them to cause Shandong Confucian Biologics to breach the VIE Agreements and our unaffiliated investors would have little or no recourse because of the inherent difficulties in enforcing their rights since all our assets are located in the PRC. (See, PRC laws and regulations governing Shandong Confucian Biologics' current business are sometimes vague and uncertain.) In the event that management of Shandong Confucian Biologics decides to breach the VIE Agreements, the risk of loss of the affiliated shareholders of Shandong Confucian Biologics could be lower than unaffiliated investors and the interests of the management and shareholders of Shandong Confucian Biologics would be in conflict with the interest of our other stockholders.

Shandong Confucian Biologics’ failure to compete effectively may adversely affect our ability to generate revenue.

Shandong Confucian Biologics competes with other companies, many of whom are developing or can be expected to develop products similar to Shandong Confucian Biologics. Shandong Confucian Biologics’ market is a large market with many competitors. Many of its competitors are more established than Shandong Confucian Biologics is, and have significantly greater financial, technical, marketing and other resources than it presently possess. Some of Shandong Confucian Biologics’ competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that Shandong Confucian Biologics will be able to compete effectively with current or future competitors or that the competitive pressures it faces will not harm it business.

We may not be able to effectively control and manage the growth of Shandong Confucian Biologics.

If Shandong Confucian Biologics’ business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. An expansion would increase demands on its existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect its operations and cause delay in production and delivery of its pharmaceutical prescription, over the counter and medical nutrient products as well as administrative inefficiencies.

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We may require additional financing in the future and a failure to obtain such required financing will inhibit Shandong Confucian Biologics’ ability to grow.

The continued growth of Shandong Confucian Biologics’ business may require additional funding from time to time which we expect to raise in private placements of our equity or debt securities with accredited investors or by offering our securities for sale pursuant to an effective registration statement on a market where our common stock is traded. The proceeds of these funding will be forwarded to Shandong Confucian Biologics and accounted for as a loan to Shandong Confucian Biologics and eliminated during consolidation. The proceeds would be used for general corporate purposes of Shandong Confucian Biologics, which could include acquisitions, investments, repayment of debt and capital expenditures among other things. We may also use the proceeds to repurchase our capital stock or for our corporate overhead expenses. If we borrow funds we expect to be the primary obligor on any debt. Obtaining additional funding would be subject to a number of factors including market conditions, operating performance and investor sentiment, many of which are outside of our control. These factors could make the timing, amount, terms and conditions of additional funding unattractive or unavailable to us.

Our management believes that Shandong Confucian Biologics currently has sufficient funds from working capital to meet its current operating costs over the next 12 months.

The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in us. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of Shandong Confucian Biologics' business more difficult because the lender's consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in us.

We may engage in future acquisitions that could dilute the ownership interests of our stockholders, cause us to incur debt and assume contingent liabilities.

We may review acquisition and strategic investment prospects that we believe would complement the current product offerings of Shandong Confucian Biologics, augment its market coverage or enhance its technical capabilities, or otherwise offer growth opportunities. From time to time we review investments in new businesses and expect to make investments in, and to acquire, businesses, products, or technologies in the future. We expect that when we raise funds from investors for any of these purposes we will be either the issuer or the primary obligor while the proceeds will be forwarded to Shandong Confucian Biologics and accounted for as a loan to Shandong Confucian Biologics and eliminated during consolidation. In the event of any future acquisitions, we could:

•	issue equity securities which would dilute current stockholders’ percentage ownership;
•	incur substantial debt;
•	assume contingent liabilities; or
•	expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if  we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

•	difficulties in the assimilation of acquired operations, technologies and/or products;
•	unanticipated costs associated with the acquisition or investment transaction;
•	the diversion of management’s attention from other business concerns;
•	adverse effects on existing business relationships with suppliers and customers;

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•	risks associated with entering markets in which Shandong Confucian Biologics has no or limited prior experience;
•	the potential loss of key employees of acquired organizations; and
•	substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we will be able to successfully integrate any businesses, products, technologies, or personnel that we might acquire in the future and our failure to do so could have a material adverse effect on our and/or Shandong Confucian Biologics' business, operating results and financial condition.

We are responsible for the indemnification of our officers and directors.

Our certificate of incorporation provides for the indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Nevada. Since we do not hold any indemnification insurance, these indemnification provisions could result in substantial expenditures, which we may be unable to recoup, which could adversely affect our business and financial conditions. Xiuhua Song, our Chairman of Board, President, Chief Executive Officer, and Chief Financial Officer are key personnel with rights to indemnification under our certificate of incorporation.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We expect to continue to improve our internal accounting control for budgeting, forecasting, managing and allocating our funds and to better account for them as we grow. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for "non-accelerated filers," as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We have not yet evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as will be required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007 and December 31, 2009 respectively. Our lack of familiarity with Section 404 may unduly divert management's time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management's report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities. So far, our external auditors have not reported to our board of directors any significant weakness on our internal control and provided recommendations accordingly.

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Shandong Confucian Biologics is Dependent On Certain Key Personnel And Loss Of These Key Personnel Could Have A Material Adverse Effect On Our and Shandong Confucian Biologics' Business, Financial Condition And Results Of Operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and manufacturing expertise of key personnel at Shandong Confucian Biologics. Xiuhua Song, our President, Chief Executive Officer and Chairman of the Board, performs key functions in the operation of our and Shandong Confucian Biologics' business. There can be no assurance that Shandong Confucian Biologics will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. Shandong Confucian Biologics must attract, recruit and retain a sizeable workforce of technically competent employees. We do not carry key man life insurance for any of our key personnel or personnel at Shandong Confucian Biologics nor do we foresee purchasing such insurance to protect against a loss of key personnel and the key personnel of Shandong Confucian Biologics.

We and Shandong Confucian Biologics are dependent upon the services of Mrs. Song, for the continued growth and operation of our company because of his experience in the industry and his personal and business contacts in China. Neither we nor Shandong Confucian Biologics have an employment agreement with Mrs. Song and do not anticipate entering into an employment agreement in the foreseeable future. Although we have no reason to believe that Mrs. Song will discontinue her services with us or Shandong Confucian Biologics, the interruption or loss of his services would adversely affect our ability to effectively run Shandong Confucian Biologics' business and pursue its business strategy as well as our results of operations.

Shandong Confucian Biologics may not be able to hire and retain qualified personnel to support its growth and if it is unable to retain or hire these personnel in the future, its ability to improve its products and implement its business objectives could be adversely affected.

Competition for senior management and senior personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and Shandong Confucian Biologics may not be able to retain the services of its senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition. Shandong Confucian Biologics expects to hire additional sales and plant personnel throughout fiscal year 2016 in order to accommodate its growth.

If Shandong Confucian Biologics fails to increase its brand recognition, it may face difficulty in obtaining new customers and business partners.

We believe that establishing, maintaining and enhancing Shandong Confucian Biologics’ brand in a cost-effective manner is critical to achieving widespread acceptance of Shandong Confucian Biologics’ current and future products and services and is an important element in Shandong Confucian Biologics' effort to increase its customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in Shandong Confucian Biologics’ market develops. Some of Shandong Confucian Biologics’ potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of Shandong Confucian Biologics’ brand will depend largely on its ability to maintain a sizeable and active customer base, its marketing efforts and its ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses Shandong Confucian Biologics incurs in building its brand. If Shandong Confucian Biologics fails to successfully promote and maintain its brand, or if Shandong Confucian Biologics incurs substantial expenses in an unsuccessful attempt to promote and maintain its brand, it may fail to attract enough new customers or retain its existing customers to the extent necessary to realize a sufficient return on its brand-building efforts, in which case Shandong Confucian Biologics' business, operating results and financial condition, further ours would be materially adversely affected.

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Shandong Confucian Biologics' operating results may fluctuate as a result of factors beyond its control.

Shandong Confucian Biologics' operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond its control. These factors include:

•	the costs of raw material and development;
•	the relative speed and success with which Shandong Confucian Biologics can obtain and maintain customers, merchants and vendors for its products;
•	capital expenditures for equipment;
•	marketing and promotional activities and other costs;
•	changes in Shandong Confucian Biologics’ pricing policies, suppliers and competitors;
•	the ability of Shandong Confucian Biologics’ suppliers to provide products in a timely manner to its customers;
•	changes in operating expenses;
•	increased competition in Shandong Confucian Biologics’ markets; and
•	other general economic and seasonal factors.

Shandong Confucian Biologics faces risks related to product liability claims.

Shandong Confucian Biologics does not maintain product liability insurance. It faces the risk of loss because adverse publicity associated with product liability lawsuits, whether or not such claims are valid. It may not be able to avoid such claims. Although product liability lawsuits in the PRC are rare, and Shandong Confucian Biologics has not to date experienced significant failure of its products, there is no guarantee that it will not face such liability in the future. This liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on its business, financial condition and prospects.

Shandong Confucian Biologics faces marketing risks.

Newly developed dietary supplements and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, Shandong Confucian Biologics must develop and manufacture its products to accurately target specific markets to ensure product sales. If Shandong Confucian Biologics fails to invest in extensive market research to understand the health needs of consumers in different geographic areas, it may face limited market acceptance of its products, which could have material adverse effect on its sales and earnings.

We face risks relating to difficulty in defending intellectual property rights from infringement.

Our success depends on protection of the current and future technologies and products of Shandong Confucian Biologics and its ability to defend its intellectual property rights. Shandong Confucian Biologics has filed for copyright protection for the various names and brands of its products sold in the PRC. However, it is possible for its competitors to develop similar competitive products even though it has taken steps to protect its intellectual property. If we fail to protect Shandong Confucian Biologics’ intellectual property adequately, competitors may manufacture and market products similar to Shandong Confucian Biologics.

Shandong Confucian Biologics also relies on trade secrets, non-patented proprietary expertise and continuing technological innovation that it shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, its trade secrets and proprietary technology may otherwise become known or be independently developed by its competitors. If patents are not issued with respect to products arising from research, Shandong Confucian Biologics may not be able to maintain the confidentiality of information relating to these products.

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We face risks relating to third parties that may claim that Shandong Confucian Biologics infringes on their proprietary rights and may prevent Shandong Confucian Biologics from manufacturing and selling certain of its products.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We and/or Shandong Confucian Biologics may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

-	require Shandong Confucian Biologics or us to incur substantial expense, even if covered by insurance or are successful in the litigation;

-	require Shandong Confucian Biologics to divert significant time and effort of its technical and management personnel;

-	result in the loss of Shandong Confucian Biologics’ rights to develop or make certain products; and

-	require Shandong Confucian Biologics or us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

Although patent and intellectual property disputes within our have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to Shandong Confucian Biologics on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent Shandong Confucian Biologics from manufacturing and selling some of its products or increase its costs to market these products.

In addition, when seeking regulatory approval for some of its products, Shandong Confucian Biologics is required to certify to regulatory authorities, including the SFDA that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against Shandong Confucian Biologics. Any lawsuit would delay the receipt of regulatory approvals. A claim of infringement and the resulting delay could result in substantial expenses and even prevent Shandong Confucian Biologics from manufacturing and selling certain of its products.

Shandong Confucian Biologics’ launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to Shandong Confucian Biologics or us. If Shandong Confucian Biologics is found to infringe a patent held by a third party and become subject to such damages, these damages could have a material adverse effect on the results of its operations and financial condition.

We face risks related to research and the ability to develop new products.

Our growth and survival depends on Shandong Confucian Biologics’ ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if Shandong Confucian Biologics fails to make sufficient investments in research, be attentive to consumer needs or does not focus on the most advanced technologies, its current and future products could be surpassed by more effective or advanced products of other companies.

Risk Related To Shandong Confucian Biologics’ Industry

Shandong Confucian Biologics’ certificates, permits, and licenses related to its operations are subject to governmental control and renewal and failure to obtain renewal will cause all or part of its operations to be terminated.

Shandong Confucian Biologics is subject to various PRC laws and regulations pertaining to our industry. Shandong Confucian Biologics has attained certificates, permits, and licenses required for the operation of a dietary supplement enterprise and the manufacturing of our products in the PRC.

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Shandong Confucian Biologics intends to apply for renewal of these health food production permits prior to expiration. During the renewal process, Shandong Confucian Biologics will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that it is not able to renew the certificates, permits and licenses, all or part of its operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of its operations, it may adversely affect its operation and our profitability.

According to Drug Administration Law of the PRC and its implemental rules, SFDA approvals may be suspended or revoked prior to the expiration date under circumstances that include:

-	producing counterfeit medicine,

-	producing inferior quality products

-	failing to meet the drug GMP standards;

-	purchasing medical ingredients used in the production of products sources that do not have t Pharmaceutical Manufacturing Permit or Pharmaceutical Trade Permit;

-	fraudulent reporting of results or product samples in application process,

-	failing to meet drug labeling and direction standards,

-	bribing doctors or hospital personnel to entice them to use products,

-	producing pharmaceuticals for use or resale by companies that are not approved by the SFDA, or

-	the approved drug has a serious side effect.

If Shandong Confucian Biologics’ pharmaceutical products fail to receive regulatory approval or are severely limited in these products' scope of use, it may be unable to recoup considerable research and development expenditures.

Shandong Confucian Biologics’ research and development of pharmaceutical products is subject to the regulatory approval of the SFDA in China. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for Shandong Confucian Biologics to abandon its application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of Shandong Confucian Biologics’ product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures.

Price control regulations may decrease Shandong Confucian Biologics' profitability.

The laws of the PRC provide for the government to fix and adjust prices. The prices of certain medicines Shandong Confucian Biologics distributes, including those listed in the Chinese government's catalogue of medications that are reimbursable under China's social insurance program, or the Insurance Catalogue, are subject to control by the relevant state or provincial price administration authorities. The PRC establishes price levels for products based on market conditions, average industry cost, supply and demand and social responsibility. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.

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None of our products are subject to price controls. It is possible that products may be subject to price control, or that price controls may be increased in the future. To the extent that Shandong Confucian Biologics’ products are subject to price control, its revenue, gross profit, gross margin and net income will be affected since the revenue we derive from Shandong Confucian Biologics’ sales will be limited and it may face no limitation on its costs. Further, if price controls affect both Shandong Confucian Biologics’ revenue and costs, its ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

Adverse publicity associated with Shandong Confucian Biologics' products, ingredients or network marketing program, or those of similar companies, could harm its financial condition and operating results.

The results of Shandong Confucian Biologics’ operations may be significantly affected by the public's perception of Shandong Confucian Biologics’ product and similar companies. This perception is dependent upon opinions concerning:

•	the safety and quality of its products and ingredients;
•	the safety and quality of similar products and ingredients distributed by other companies; and
•	its sales force.

Adverse publicity concerning any actual or purported failure of Shandong Confucian Biologics to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of Shandong Confucian Biologics’ business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on the goodwill of Shandong Confucian Biologics and could negatively affect its sales and ability generate revenue.

In addition, Shandong Confucian Biologics’ consumers' perception of the safety and quality of its products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning Shandong Confucian Biologics’ products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers' use or misuse of Shandong Confucian Biologics’ products, that associates consumption of its products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of Shandong Confucian Biologics’ or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could negatively impact its reputation or the market demand for Shandong Confucian Biologics’ products.

If Shandong Confucian Biologics fails to develop new products with high profit margins, and its high profit margin products are substituted by competitor's products, our gross and net profit margins will be adversely affected.

There is no assurance that Shandong Confucian Biologics will be able to sustain its profit margins in the future. The supplement industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. In addition, the supplement industry in China is highly competitive and new products are constantly being introduced to the market. In order to increase the sales of Shandong Confucian Biologics’ products and expand its market, it may be forced to reduce prices in the future, leading to a decrease in gross profit margin. The research and development of new products and technologies is costly and time consuming, and there are no assurances that Shandong Confucian Biologics’ research and development of new products will either be successful or completed within the anticipate timeframe, if ever at all. There is no assurance that Shandong Confucian Biologics’ competitors' new products, technologies, and processes will not render its existing products obsolete or non-competitive. To the extent that Shandong Confucian Biologics fails to develop new products with high profit margins and its high profit margin products are substituted by competitors' products, our gross profit margins will be adversely affected.

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Risks Related To Doing Business In The PRC

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

Shandong Confucian Biologics’ business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we and it must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing Shandong Confucian Biologics’ current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may harm its business.

The PRC laws and regulations governing Shandong Confucian Biologics’ current business operations are sometimes vague and uncertain. The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing its business, or the enforcement and performance of its arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its businesses. If the relevant authorities find that we are in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

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-	levying fines;

-	revoking Shandong Confucian Biologics’ business and other licenses;

-	requiring that we restructure its ownership or operations; and

-	requiring that we discontinue any portion or all of our business.

A slowdown, inflation or other adverse developments in the PRC economy may harm Shandong Confucian Biologics’ customers and the demand for Shandong Confucian Biologics’ services and products.

All of Shandong Confucian Biologics’ operations are conducted in the PRC and all of its revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for its products and harm Shandong Confucian Biologics’ business.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for Shandong Confucian Biologics’ products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm its profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase its costs and also reduce demand for its products.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also in the future restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may harm your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions.  As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for Shandong Confucian Biologics’ operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm Shandong Confucian Biologics’ business, financial condition and results of operations because it would reduce the proceeds available to us for capital investment in proportion to the appreciation of the Renminbi. In addition, the depreciation of significant RMB denominated assets could result in a charge to our income statement and a reduction in the dollar value of these assets.

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On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

PRC state administration of foreign exchange ("SAFE") regulations regarding offshore financing activities by PRC residents which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

It is unclear whether our other PRC resident shareholders must make disclosure to SAFE. We believe that only PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us.

In the event that the proper procedures are not followed under SAFE #75, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

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The PRC's legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on Shandong Confucian Biologics’ business and prospects.

The practical effect of the PRC legal system on Shandong Confucian Biologics’ business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises

Any Recurrence Of Severe Acute Respiratory Syndrome, Or SARS, Or Another widespread public health problem, could harm Shandong Confucian Biologics’ Operations.

A renewed outbreak of SARS or another widespread public health problem (such as bird flu) in the PRC, where all of our revenues are derived, could significantly harm Shandong Confucian Biologics’ operations. Shandong Confucian Biologics’ operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt its operations. Any of the foregoing events or other unforeseen consequences of public health problems could significantly harm its operations.

Because Our Principal Assets Are Located Outside Of The United States And Most Of Our Directors And All Of Our Officers Reside Outside Of The United States, It May Be Difficult For You To Enforce Your Rights Based On U.S. Federal Securities Laws Against Us And Our Officers Or To Enforce U.S. Court Judgment Against Us Or Them In The PRC.

Most of our directors and all of our officers reside outside of the United States. In addition, Shandong Confucian Biologics’ operating company is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

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The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

RISKS RELATED TO OUR COMMON STOCK.

Our Officers And Directors Control Us Through Their Positions And Stock Ownership And Their Interests May Differ From Other Stockholders.

As of the Closing Date, there will be 8,504,214 shares of our common stock issued and outstanding. Our officers and directors beneficially own approximately 92% of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet Mrs. Song's interests may differ from those of other stockholders. Furthermore, ownership of 92% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price.

We Are Not Likely To Pay Cash Dividends In The Foreseeable Future.

We intend to retain any future earnings for use in the operation and expansion of Shandong Confucian Biologics' business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is illiquid and subject to price volatility unrelated to Shandong Confucian Biologics’ operations.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve Shandong Confucian Biologics’ planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting Shandong Confucian Biologics or its competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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Investors May Have Difficulty Liquidating Their Investment Because Our Common Stock Is Subject To The "Penny Stock" Rules, Which Require Delivery Of A Schedule Explaining The Penny Stock Market And The Associated Risks Before Any Sale.

Our common stock may be subject to regulations prescribed by the SEC relating to "penny stocks." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Legal remedies, which may be available to the investor, are as follows:

-  If penny stocks are sold in violation of the investor's rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get his money back.

-  If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages.

-  If the investor has signed an arbitration agreement, however, s/he may have to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the SEC's rules may limit the number of potential purchasers of the shares of our common stock and stockholders may have difficulty selling their securities.

A large number of shares will be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

We are authorized to issue "blank check" preferred stock, which, if issued without stockholders approval, may adversely affect the rights of holders of our common stock.

We are authorized to issue 50,000,000 shares of preferred stock, of which 974,730 have been issued as Series A Preferred Stock. The Series A Preferred shares are convertible into common shares on a 1:1 ratio at a fixed rate of $3 per share.  Preferred shares have no voting rights, have no redemption rights and earn no dividends. Holders of Series A Convertible Preferred Stock are not permitted to convert their stock into common shares until the Company’s market capital reaches $15,000,000. Upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.0001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Company ranking junior to the Series A Convertible Preferred Stock. This could dilute your ownership.

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The Board of Directors is authorized under our Articles of Amendment to provide for the issuance of additional shares of preferred stock by resolution, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

DESCRIPTION OF PROPERTY

Shandong Confucian Biologics is located in Food Industrial Park inside the economic development Zone of JinXiang County, Ji’ning City in the province of Shan Dong in China. It has a land us right until 2065 which costs approximately $1,861,216. It has nearly 30,000 square meters standardized plant.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information concerning the number of our common shares owned beneficially as of July 1, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, our shareholders listed possess sole voting and investment power with respect to the common shares shown.

	Shares beneficially owned (1) Number of shares	Percentage of class (2)

Standard Resources Ltd. (3) 8/F Hing Wong Court 21-23 Tai Wong Street East Wanchi, Hong Kong	3,915,000	86.9%

Allen Lin	3,915,000	86.9%

Owen Naccarato	226,875	5.0%

William Gresher	-	-

Officers and Directors as a group	4,141,875	91.9%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2015 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 4,504,214 shares of common stock outstanding as of June 20, 2016.

(3) Standard Resources LTD is a related company to Allen Lin, the founder and CEO of H&H Glass.

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SECURITY OWNERSHIP IMMEDIATELY AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding IPLO’s common stock beneficially owned after the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of IPLO’s outstanding common stock, (ii) each current and incoming executive officers and directors, and (iii) all current and incoming executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Xiuhua Song (1)	3,915,000	86.9%
Owen Naccarato	226,875	5.0%

All Directors and Officers as a Group (1 individual)	3,915,000	86.9%

(1)	At the Closing, Mrs. Song will become the sole director, President, Chief Financial Officer and Secretary of the Company.

MANAGEMENT

Appointment of New Officers and Directors

William Gresher resigned from the board of directors and Xiuhua Song was appointed to the board of directors on July 1, 2016. In connection with the Purchase Agreement and upon the effectiveness of the H&H Vend Out, Owen Naccarato and Allen Lin will tender their resignations from Company’s Board of Directors. Our Board appointed Xiuhua Song as the successor director (the “Successor Director”). Furthermore, concurrent with the Closing of the Purchase Agreement, Mr. Naccarato will resign from his positions as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. We will appoint Xiuhua as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary (“Successor Officers”). Descriptions of the Successor Director and the Successor Officers can be found below in the section titled “New Management.”

New Management

The following table sets forth the names and ages of the Successor Director and Successor Officers, who assumed their positions on the Closing Date of the Purchase Agreement and upon the effectiveness of the H&H Vend Out:

Name	Age	Position
Xiuhua Song	45	President, Chief Financial Officer, Secretary and Director

Based on information provided by the Purchaser, the following biographical information on the directors and officers of the Company after the Change of Control is presented below:

Mrs. Song has been the Managing Director of Shandong Yibao Biologics Co., Ltd. from May 2011 to present. Additionally, Mrs. Song has served as President of YBCC, Inc. from November 2012 to present. Mrs. Song received an Associate Degree in Economics and Management from HuBei University of Economics. Additionally, Mrs. Song completed the CEO training program at TsingHua University and received her Executive MBA from Peking University. Mrs. Song is an active member of the American Nutrition and Health Association. Mrs. Song plans to dedicate a minimum of 40 hours per week to the Company.

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Involvement in Certain Legal Proceedings

To the best of IPLO’s knowledge, none of the Successor Officers and Successor Director have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Code of Ethics

On September 7, 2004, the Board of Directors of the Company adopted the Code of Ethics for Chief Executive Officer and the Principal Financial Officer, which was included as exhibit 14.1 with the December 31, 2004 Form 10KSB.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, other than reported in our annual report on Form 10-K filed on April 19, 2016, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner except for Messrs. Naccarato, Gresher and Lin and Standard Resources Ltd.

Board of Directors, Board Meetings and Committees

Our Board will comprise of one (1) member, Xiuhua Song is a management member of the Shandong Confucian Biologics. All members of the Board serve in this capacity until their terms expire or until their successors are duly elected and qualified.

Mrs. Song has been appointed as the Chairman of the Board of Directors. In this capacity she is responsible for meeting with our Chief Financial Officer to review our financial and operating results, agendas and minutes of board and committee meetings, and presiding at the meetings of the committees of the Board.

Our Board held no formal meetings during the most recently completed fiscal year. All proceedings of the Board were conducted by resolutions, consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Board Committees; Director Independence

As of this date our Board has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our Board does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee. We are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act of 1933 and the Securities and Exchange Act of 1934. The functions ordinarily handled by these committees are currently handled by our entire Board. Our Board intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

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We do not believe that our incoming director is considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our Board include "independent" directors.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our Board believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our Board and we do not have any specific process or procedure for evaluating such nominees. Our Board assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report. IPLO does not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2015.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Owen Naccarato, CEO and CFO	2015	0	0	0	0	0	0	42,000	42,000
	2014	0	0	0	0	0	0	42,000	42,000
Allen Lin, President H&H Glass	2015	276,000	0	0	0	0	0	50,000	326,000
	2014	268,000	0	0	0	0	0	37,000	305,000

During 2015 and 2014, Mr. Naccarato received $6,000 in annual director’s fees, included above.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth certain summary information regarding outstanding equity awards as of December 31, 2015 to the Company's Chief Executive Officer and Chief Financial Officer and most highly paid executive officers during such period.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Owen Naccarato	0	0	0	0	0	0	0	0	0
Allen Lin	0	0	0	0	0	0	0	0	0

Compensation of Directors

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Owen Naccarato	$6,000	0	0	0	0	0	$6,000
William Gresher	$6,000	0	0	0	0	0	$6,000
Allen Lin	$0	0	0	0	0	0	$0

Grants of Plan-Based Awards

We did not make any grants of plan-based awards during the fiscal year-ended December 31, 2015.

Outstanding Equity Awards

There are no unexercised options, stock that has not vested, or equity incentive plan awards outstanding as of December 31, 2015.

Option Exercises and Stock Vested

There were no exercises of stock options, SARs or similar instruments, and no vesting of stock, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year.

Pension Benefits

We currently have no plans that provide for payments or other benefits.

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Nonqualified defined contribution and other nonqualified deferred compensation plans.

We currently have no defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change-In-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers providing for payments or benefits in connection with a termination of employment or change in control of the company, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

None

Director Compensation

Directors received remuneration totaling in aggregate of $12,000 during the years ended December 31, 2015 and 2014. Directors receive $500 a month in directors’ fees with the exception of Mr. Lin who received no compensation for director’s services for the years ended December 31, 2015 and 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the foregoing and the below, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Related Party Transactions Prior to Change in Control

Allen Lin

The Company paid Mr. Allen Lin, President of H&H Glass and a member of the board of directors of the Company, compensation of $326,000 and $305,000 for the years ended December 31, 2015 and 2014, respectively.

Josephine Lin

Josephine Lin, Mr. Lin’s wife, is employed by the Company and was paid a salary of $60,000 and $58,000 for the years ended December 31, 2015 and 2014, respectively.

Owen Naccarato

During 2015 and 2014, Mr. Naccarato, the Company’s Chief Executive Office and acting Chief Financial Officer, was paid director fees of $6,000 and $36,000 for legal fees performed.

William Gresher

During 2015 and 2014, Mr. Gresher, a member of the Board of Directors, was paid $6,000 per year director fees.

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Purchase Agreement

On May 15, 2016, IPLO and Xiuhua Song entered into a Purchase Agreement to sell to the Purchaser, and the Purchaser will purchase from the IPLO, an aggregate of 3,915,000 newly issued shares of IPLO Common Stock. This transaction was consummated on July 1, 2016.

Agreement and Plan of Share Exchange

On July 1, 2016, IPLO executed the Exchange Agreement by and among Yibaoccyb and the Yibaoccyb Shareholders, on the one hand, and IPLO, on the other hand. Yibaoccyb owns 100% of YibaoHK. Yibao will own 100% of Yibao WOFE, which is a WFOE under the laws of the PRC. Yibao WOFE has entered into a series of contractual arrangements with the Shandong Confucian Biologics, comprising of Shandong Confucian Biologics, which is a limited liability company headquartered in, and organized under the laws of, the PRC. Yibaoccyb, Yibao WOFE and the Shandong Confucian Biologics are sometimes referred to together as the Yibao Group. On the Closing Date of the Exchange Agreement, the Registrant will issue 2,040,000 shares of IPLO common stock to the Yibaoccyb Shareholders in exchange for 51% of the common stock of Yibaoccyb.

As a result of the Share Exchange Transaction and the Purchase Agreement and upon the Closing Date, the Xiuhua and Yibaoccyb Shareholders became our controlling shareholders and Yibaoccyb became our 51% owned subsidiary. We expect to acquire the business and operations of the Yibao Group, and our principal business activities will be conducted through the Yibao Group’s operating companies in China, namely Shandong Confucian Biologics. All of these parties are related parties of Xiuhua Song, our sole director and officer.

Our Contractual Arrangements with the Shandong Confucian Biologics and Their Respective Shareholders

PRC law currently limits foreign equity ownership of Chinese companies. To comply with these foreign ownership restrictions, we expect to operate our business in China through a series of contractual arrangements with the Shandong Confucian Biologics and their respective shareholders that were executed on Closing Date.

Related Party Transactions of the Shandong Confucian Biologics

Set forth below are the related party transactions since December 31, 2015, among the Shandong Confucian Biologics’ shareholders, officers and/or directors, and the Shandong Confucian Biologics. As a result of the share exchange transaction, we have contractual arrangements with the Shandong Confucian Biologics which give us the ability to substantially influence the Shandong Confucian Biologics’ daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

H&H Vend Out

Upon the Closing Date, subsequent to the completion of the Purchase Agreement and Exchange Agreement, IPLO is expected to vend out H&H Glass, Inc. back to Standard Resources Ltd., (holder of the shares of H&H Glass) in exchange for the return of 3,915,000 common shares of IPLO held and owned by Standard Resources, Inc. Standard Resources, Inc. is controlled by Allen Lin who is a director of IPLO and therefore makes this a related party transaction.

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DESCRIPTION OF SECURITIES

Common Stock

Our Company’s Certificate of Incorporation, as amended, provide for authority to issue 900,000,000 shares of common stock with par value of $0.001 per share.

After the Closing Date of the Purchase Agreement and Exchange Agreement, we shall have approximately 8,504,214 shares of our common stock issued and outstanding held by approximately 828 stockholders of record.

Preferred Stock

We currently have 974,730 shares of preferred stock Series A issued and outstanding. A total of 50,000,000 preferred shares with par value of $0.0001 per share are authorized.

Series A Preferred Shares

The Series A Preferred shares are convertible into common shares on a 1:1 ratio at a fixed rate of $3 per share.  Preferred shares have no voting rights, have no redemption rights and earn no dividends. Holders of Series A Convertible Preferred Stock are not permitted to convert their stock into common shares until the Company’s market capital reaches $15,000,000. Upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.0001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Company ranking junior to the Series A Convertible Preferred Stock.

ASC Topic 480, “Distinguishing Liabilities from Equity,” establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

A mandatorily redeemable financial instrument shall be classified as a liability unless the redemption is required to occur only upon the liquidation or termination of the reporting entity. A financial instrument issued in the form of shares is mandatorily redeemable if it embodies an unconditional obligation requiring the issuer to redeem the instrument by transferring its assets at a specified or determinable date (or dates) or upon an event certain to occur. A financial instrument that embodies a conditional obligation to redeem the instrument by transferring assets upon an event not certain to occur becomes mandatorily redeemable—and, therefore becomes a liability—if that event occurs, the condition is resolved, or the event becomes certain to occur.

The Company determined that the preferred shares are not mandatorily or conditionally redeemable and are properly classified as permanent equity in the accompanying unaudited condensed consolidated financial statements.

Series B Preferred Shares

As of January 1, 2010 pursuant to the purchase agreement for 51% ownership in EZ Link Holdings Ltd., approximately 47% of the purchase price amount $400,000 was paid in Series B convertible preferred shares of IPL Group, Inc. at a per share value of $1.00, or 400,000 shares. As a result of the divesture of EZ Link, the Company received from EZ Link shareholders the 400,000 shares of Series B preferred stock. As of December 31, 2015, there are no shares of Series B preferred stock issued and outstanding.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the Counter Bulletin Board, (“the OTCBB”), under the trading symbol “IPLO”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions. The low prices are often arbitrary prices put in the system by market makers.

	High	Low
Year ended December 31, 2015
First quarter	$0.59	$0.15
Second quarter	$0.22	$0.02
Third quarter	$0.04	$0.02
Fourth quarter	$0.12	$0.04
Year ended December 31, 2014
First quarter	$0.85	$0.12
Second quarter	$0.75	$0.12
Third quarter	$0.75	$0.12
Fourth quarter	$0.75	$0.01

As of December 31, 2015, there were approximately 828 registered shareholders of the Company’s Common Stock with 4,504,214 shares issues and outstanding.

Dividends

To date, the Company has not declared or paid dividends on its Preferred or Common Stock.

Transfer Agent and Registrar

The Company’s transfer agent is Jersey Transfer and Trust Company located at 1250 Sussex Turnpike, #606; Mount Freedom, NJ 07970-0606.

Securities authorized for issuance under equity compensation plans.

N/A

Recent Sales of Unregistered Securities

N/A

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

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LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

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Item 3.02 Unregistered Sales of Equity Securities

On July 1, 2016, and as described under Item 2.01 above, pursuant to the Purchase Agreement, IPLO issued 3,915,000 shares of its common stock to Xiuhua Song for a purchase price of $225,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of Xiuhua Song which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Upon the Closing Date as described under Item 2.01 above, pursuant to the Exchange Agreement, IPLO will issue 2,040,000 shares of its common stock to the Yibaoccyb Shareholders in exchange for 51% of the outstanding shares of Yibaoccyb. The issuance of these shares was exempt from registration pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on July 1, 2016, IPLO Closed the Purchase Agreement and the Exchange Agreement. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Under the Purchase Agreement, we issued 3,915,000 shares of our common stock to Xiuhua Song for a purchase price of $225,000. Under the Exchange Agreement, on the Closing Date, we expect to issue 2,040,000 shares of our common stock, to the Yibaoccyb Shareholders in exchange for 51% of the capital stock of Yibaoccyb. Each share of our outstanding common stock entitles the holders of common stock to one vote. Thus, Xiuhua Song and the Yibaoccyb Shareholders hold the majority number of voting shares of our company on a fully diluted basis. The closing of the transactions under the Purchase Agreement and Exchange Agreement, which resulted in the change in control of the Registrant, occurred on July 1, 2016. A copy of the Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

In connection with this change in control, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on Closing date, Owen Naccarato will resign as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. Concurrently, Xiuhua Song will be appointed as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. Messrs. Naccarato and Lin will resign from the Company’s Board of directors and leaving Xiuhua as sole director.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers and Directors

In connection with this change in control, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on July 1, 2016, Mr. Gresher resigned from the board of directors. Upon the Closing Date, Owen Naccarato will resign as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. Messrs. Naccarato and Lin will resign from the Company’s Board of directors and leaving Xiuhua as sole director.

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(c) Appointment of Officers

In connection with the Purchase Agreement, effective upon the Closing Date, the following persons were appointed as our officers:

Name	Age	Position
Xiuhua Song	45	President, Chief Financial Officer, Secretary and Director

None of our officers currently has an employment agreement with IPLO. Related party transactions involving are described in Item 2.01 above.

Descriptions of our officers can be found in Item 2.01 above, in the section titled “New Management.”

(d) Appointment of Directors

In connection with the Purchase Agreement, effective July 1, 2016, the following persons were appointed as a director:

Name	Age	Position
Xiuhua Song	45	Director

Item 9.01   Financial Statement and Exhibits

As more fully described in Item 2.01 above, on July 1, 2016, we executed the Exchange Agreement by and among Yibaoccyb and the Yibaoccyb Shareholders on the one hand, and the Registrant on the other hand. The Closing of this Exchange Transaction is expected to occur on the Closing Date. Yibaoccyb has established and owns 100% of the equity in YibaoHK and YibaoHK will own 100% of the equity in Yibao WOFE, a WFOE in the PRC. Yibao WOFE will enter into a series of contractual arrangements with Shandong Confucian Biologics which is a PRC limited liability company. Throughout this Current Report, Yibaoccyb, Yibao WOFE, and Shandong Confucian Biologics are sometimes collectively referred to as the “Yibao Group.” As a result of our acquisition of the Yibao Group, our principal business activities after the Exchange Transaction shall continue to be conducted through the Yibao Group’s operating company in China, Shandong Confucian Biologics.

(a) Financial statements of businesses acquired.

The audited statements of Shandong Confucian Biologics as of December 31, 2015 and 2014 will be filed shortly after the audit of Shandong Confucian Biologics is completed.

(d) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement among IPLO, Yibaoccyb and Xiuhua Song dated July 1, 2016
10.1	Stock Purchase Agreement between IPLO and Xiuhua Song dated May 15, 2016
10.2	Stock Purchase Agreement among IPLO, Standard Resources Ltd., and H&H Glass Inc. dated July 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2016	International Packaging and Logistics Group, Inc.

By:	/s/ Owen Naccarato
Owen Naccarato
Chief Executive Officer

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